Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement (No. 333-251060) of Ackrell SPAC Partners I Co. (F/K/A Able Acquisition Corp., the “Company”) on Form S-1 of our report dated January 31, 2020, with respect to our audit of the Company’s financial statements as of December 31, 2019 and 2018, and for the year ended as December 31, 2019 and the period from September 11, 2018 (inception) through December 31, 2018.

/s/ UHY LLP

New York, New York

December 21, 2020